                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 3, 2002
                                                         ---------------
                               ACUITY BRANDS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                  001-16583             No. 58-2632672
  ------------------------------ -----------         -------------------
(State or other jurisdiction of  (Commission         (I.R.S. Employer
 incorporation or organization)   File Number)      Identification No.)

     1170 Peachtree Street, N.E.
    Suite 2400, Atlanta, GA                                30309
----------------------------------------               ------------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (404) 853-1400
                                                   --------------

                                      None
     -----------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5. Other Events.

Attached  hereto  is  a  press  release  issued  by  Acuity  Brands,  Inc.  (the
"Registrant")  on October 3, 2002. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.

             None.

(b)      Pro Forma Financial Information.

             None.

(c)      Exhibits.

             The following exhibit is filed herewith:

EXHIBIT NO.     DESCRIPTION
99.1            Press Release, issued by Registrant on October 3, 2002.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date:  October 3, 2002

                                               ACUITY BRANDS, INC.

                                               BY: /S/ VERNON J. NAGEL
                                                   ----------------------------
                                                   Vernon J. Nagel
                                                   Executive Vice President and
                                                   Chief Financial Officer

Exhibit 99.1

Company Contact:
Karen Holcom
Acuity Brands, Inc.
(404) 853-1437

                              ACUITY BRANDS REPORTS
                           2002 FOURTH QUARTER RESULTS

                                       ***
                          Substantial Reduction in Debt

ATLANTA,  October 3, 2002 - Acuity Brands, Inc. (NYSE: AYI) announced today that sales for its fourth quarter ended August 31, 2002 were $515.3  million,  up two percent  from sales of $505.6  million  reported for the same period a year ago.
Excluding  the results of  American  Electric,  which was  acquired in the first quarter of 2002,  net sales in the fourth  quarter were down  approximately  one percent  compared  to last  year's  results.  Record  quarterly  sales at Acuity
Specialty Products were offset by reduced sales in the Acuity Lighting Group due to lower  volumes  and  continued  pricing  pressure in certain  commercial  and industrial lighting markets caused by the continued weak economic environment.

Net  income  for the  fourth  quarter  was $15.4  million,  or $0.37 per  share, compared  to $6.4  million,  or  $0.16  per  share,  reported  last  year.  This represents  an  increase  of  approximately  140  percent for net income and 130 percent for earnings per share.  The fourth  quarter  included a pre-tax gain of
$3.1 million on the sale of assets  while last year's  fourth  quarter  included
$4.1  million in  restructuring  and asset  impairment  charges,  a $3.1 million charge  for the  termination  of a  purchase  obligation,  and $3.0  million  of amortization  expense that has been discontinued.  Excluding the impact of these items,  earnings  per share would have been $0.32 in the fourth  quarter of 2002 and $0.34 in the fourth quarter of 2001. The lost  contribution  margin on lower sales (noted above) and continued higher expenses for certain  non-discretionary costs were offset by the benefits  obtained from  continued  aggressive  expense control and profit improvement programs implemented throughout the company.

Fourth Quarter Segment and Corporate Overview

Net sales in the fourth  quarter  for the  Acuity  Lighting  Group  were  $382.0 million,  up approximately two percent compared to last year's fourth quarter as well as to the 2002 third quarter.  Excluding the sales  contributed by American
Electric,  the Acuity Lighting Group's sales were down approximately two percent when  compared  to the  fourth  quarter  of 2001.  The  decline in net sales was primarily the result of lower  shipments to certain  commercial  and  industrial markets  and reduced  selling  prices for  certain  key  products  due to severe competition for available orders caused by weakened demand.  Operating profit at the Acuity  Lighting Group was $19.3 million,  down 24 percent  compared to last year's $25.3  million.  The decline in  operating  profit was  primarily  due to product mix changes,  lower selling prices for certain  products,  and increases for certain non-discretionary items. This decline was partially offset by profit improvement initiatives and cost containment programs implemented throughout the company. Additionally, the adoption of a new accounting standard that eliminated amortization for certain goodwill and intangibles contributed approximately $2.5 million to lighting's fourth quarter operating profit.

Net sales in the  fourth  quarter  for Acuity  Specialty  Products  were  $133.3
million,   up  approximately  two  percent  compared  to  the  prior  year,  and represented record quarterly sales for Acuity Specialty Products,  excluding the impact of certain divested operations from historical  periods.  The increase in sales was  primarily  due to continued  strength in the retail  sector and, to a lesser extent,  in certain niche markets.  Acuity Specialty  Products also set a record with  fourth  quarter  operating  profit of $15.9  million,  a 52 percent increase over last year's $10.4 million.  This increase was primarily due to the profit  contribution  on  higher  volumes,  the  impact  of  profit  improvement programs,  and the  elimination  of $0.5  million  of  amortization,  which were partially offset by increased expenses for certain  non-discretionary  items and investments  made to enhance the company's  sales force  capabilities in certain strategic markets.

Corporate  expenses  were $4.3  million,  down $2.6 million from last year.  The decline was due primarily to cost containment programs and the reorganization of the corporate  staff.  Net interest  expense of $9.8 million was below the prior year's $11.2 million largely due to lower interest rates and debt outstanding.

Fiscal 2002 Results

In 2002, Acuity Brands generated net sales of approximately $2.0 billion,  which were  essentially  flat with the prior year's sales.  Excluding the results from the divestiture of certain Acuity Specialty  Products foreign operations and the acquisition of American Electric, net sales declined approximately three percent compared  to 2001.  This  decline  was  primarily  due to lower net sales at the
Acuity  Lighting  Group  caused by weakened  customer  demand and intense  price competition  for  available  orders,  partially  offset by the solid second half results posted by Acuity Specialty Products.

Net  income  for 2002 was $52.0  million,  or $1.26  per  share,  up 28  percent compared to $40.5 million,  or $0.99 per share, in 2001.  Excluding $3.2 million in gains on property sales and $0.9 million in restructuring  reversals,  fiscal
2002  earnings  per share would have been $1.20  compared to last year's  $1.63, excluding  a $15.3  million  loss from  divested  operations,  $4.1  million  of restructuring  and asset  impairment  charges,  a $3.1  million  charge from the termination  of  a  purchase  obligation,  and  $12.0  million  in  discontinued
amortization  expenses.  In 2002,  the company's  effective tax rate declined to
37.2 percent from 41.4 percent  reported the prior year. The decline in the rate was  primarily  the result of the legal entity  restructuring  that  occurred in connection with the spin-off  transaction and the elimination of amortization of goodwill.

Outlook

James S.  Balloun,  Chairman,  President and Chief  Executive  Officer of Acuity
Brands,  said, "Our first year as a stand-alone publicly traded company was very challenging.  During the year, events such as  well-publicized  lapses in proper corporate governance,  sensational business bankruptcies, large layoffs, and the tragedy on September  11,  2001,  all took their toll on an economy that had not experienced  a  downturn  in over a decade.  For our  company,  this  created an
economic   environment   characterized   by  weakened  demand  in  key  markets,
particularly  non-residential  construction;  rising costs for raw materials and other  non-discretionary  expenses;  and intense  price  competition  in certain markets for available  orders.  We responded  and adapted to these  changing and volatile market conditions by reducing costs, boosting productivity,  and better managing  our  investments  to  produce  solid  earnings  and cash  flow for our
shareholders.   We  were  able  to   accomplish   this   without   damaging  our
organizational development or stopping investments toward our future. I am proud of the  manner  in which  our  12,000  employees  performed  under  very  trying circumstances and that we delivered  earnings within the range of $1.10 to $1.30 per share, which we projected in December 2001.

"In the fourth  quarter as well as the entire  fiscal year, we continued to make progress toward our goal of building a more competitive  company that can better meet the challenges of an uncertain economic  environment and that is capable of delivering more consistent earnings and cash flow in the future. Our initiatives throughout the year included programs that helped us better manage discretionary spending, lower product costs, enhance manufacturing efficiencies, and penetrate
channels  of   distribution   and  customer   bases  that  allowed  for  greater
diversification  of our end markets and made us less dependent on the commercial construction  market.  I am pleased that we turned in a record quarter at Acuity
Specialty Products. Additionally, I continue to be particularly pleased with our intense focus on delivering an improved  balance sheet through  better  managing our investment in working capital. In fact, this effort has allowed us to reduce our outstanding  debt to $543 million as of August 31, 2002 from $643 million at
November  30, 2001,  the  effective  date of the spin-off of Acuity  Brands as a separate, publicly traded company."

Balloun  continued,  "As we conclude  2002 and look  forward to 2003,  we remain confident in the  long-term  potential of our company as a whole as well as each of our  businesses.  However,  at this  time we fail to see any real  signs of a meaningful  recovery or sustainable  improvement in the business climate for our key markets,  particularly in North America.  While some economists predict that the economy will improve late in our fiscal 2003,  we are  preparing for another year of very difficult conditions. Therefore, our focus remains on improving the products and services we provide to our customers,  becoming more productive and efficient,  and enhancing our profitability while diversifying and expanding the many end markets and  customers  we serve.  Assuming  that  economic  conditions overall,  and more  specifically in our key markets,  do not deteriorate  beyond their already  weakened state, we forecast our 2003 earnings to be between $1.20 and $1.40 per share.  The low end of this range is based on the current economic environment and is essentially flat with our 2002 earnings per share,  excluding gains on asset sales and restructuring  reversals  previously noted.  Should the economy  begin to improve in the second  half of our fiscal  2003,  however,  we could potentially deliver earnings per share at the high end of the range. Sales are expected to increase modestly in 2003, based on current market conditions."

Dividend Declaration

On October 2, 2002, the board of directors of Acuity Brands declared a quarterly dividend of 15 cents per share.  The  dividend is payable on November 1, 2002 to shareholders of record on October 15, 2002.

Conference Call

The company will host a conference  call to discuss  fourth  quarter  results on
October 3, 2002 at 4:00 p.m.  EDT.  Interested  parties  may listen to this call live today or hear a replay until  October 24, 2002 at the  following  Web site:
www.AcuityBrands.com.

Acuity  Brands,   Inc.,   whose   businesses  had  fiscal  year  2002  sales  of
approximately $2.0 billion, is comprised of the Acuity Lighting Group and Acuity
Specialty  Products.  The Acuity Lighting Group is the world's leading  lighting fixture  manufacturer  and includes  brands such as  Lithonia(R),  Holophane(R),
Peerless(R),  and Hydrel(R).  Acuity Specialty Products is a leading provider of specialty  chemicals  and  includes  brands  such as  Zep(R),  Enforcer(R),  and
Selig(TM).  Headquartered  in Atlanta,  Georgia,  Acuity Brands  employs  11,800 people and has operations throughout North America and in Europe.

Forward-Looking Statements

Certain information contained in this press release constitutes  forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995.  Such  forward-looking  statements  are  inherently  uncertain and involve risks.  Consequently,  actual results may differ materially from those indicated
by the forward-looking statements. Statements made herein that may be considered forward looking include  statements  concerning:  (a) expectations  regarding no meaningful  recovery or sustainable  improvement in the business climate for the company's  key  markets;  (b) the  company's  focus on  improving  products  and services,  becoming more productive and efficient,  and enhancing  profitability while  diversifying and expanding end markets and customers;  and (c) forecasted sales and earnings per share. A variety of risks and  uncertainties  could cause the company's actual results to differ  materially from the anticipated  results or other expectations expressed in the company's forward-looking statements. The risks and  uncertainties  include  without  limitation  the  following:  (a) the company's  ability to realize the anticipated  benefits of cost  containment and productivity  initiatives;  (b) the uncertainty of general business and economic
conditions,   including   the   potential   for  a  more   severe   slowdown  in
non-residential  construction awards, interest rate changes, and fluctuations in commodity and raw material prices; (c) unexpected  developments in the company's legal and environmental proceedings; and (d) the other risk factors described in the company's  registration  statement on Form 10 filed with the  Securities and
Exchange Commission on November 9, 2001.

                                                ACUITY BRANDS, INC.

                                           SUMMARY OF OPERATIONS (Unaudited)

                                                               THREE MONTHS ENDED AUGUST 31
                                                -----------------------------------------------------------
                                                             SALES                  OPERATING PROFIT (LOSS)
(Amounts in thousands, except per-share data)         2002            2001          2002               2001
---------------------------------------------------------------------------    ----------------------------
Lighting Equipment                              $  382,024      $  374,347     $  19,265          $  25,250
Specialty Products                                 133,260         131,292        15,857             10,419
                                                ---------------------------    -----------------------------
                                                $  515,284      $  505,639        35,122             35,669
Corporate                                                                         (4,321)            (6,928)
Other income (expense), net (1)                                                    2,674             (6,901)
Interest expense, net                                                             (9,778)           (11,176)
                                                                              ------------------------------
Income before taxes                                                               23,697             10,664
Income taxes                                                                       8,336              4,265
                                                                              ------------------------------
Net income                                                                     $  15,361          $   6,399
                                                                              ------------------------------

Earnings per Share:
Basic earnings per share                                                       $     .37                n/a
Basic weighted-average shares outstanding during period                           41,341                n/a

Diluted earnings per share:                                                    $     .37                n/a
Diluted weighted-average shares outstanding during period                         41,561                n/a

Pro Forma Earnings per Share (2):
Basic earnings per share                                                             n/a           $    .16
Basic weighted-average shares outstanding during period                              n/a             41,157

                                                                    YEAR ENDED AUGUST 31
                                                -----------------------------------------------------------
                                                             SALES                  OPERATING PROFIT (LOSS)
(Amounts in thousands, except per-share data)         2002            2001          2002               2001
---------------------------------------------------------------------------   -----------------------------
Lighting Equipment                             $ 1,474,882     $ 1,468,558     $  89,553          $ 118,829
Specialty Products                                 497,914         514,142        44,931             41,337
                                                ---------------------------   -----------------------------
                                               $ 1,972,796     $ 1,982,700       134,484            160,166
Corporate                                                                        (14,357)           (20,577)
Other income (expense), net (1)                                                    3,399            (21,640)
Interest expense, net                                                            (40,690)           (48,797)
                                                                              ------------------------------
Income before taxes                                                               82,836             69,152
Income taxes                                                                      30,812             28,649
                                                                              -------------------------------
Net income                                                                     $  52,024          $  40,503
                                                                              ===============================

Pro Forma Earnings per Share (2):
Basic earnings per share                                                       $    1.26           $    .99
Basic weighted-average shares outstanding during period                           41,286             41,068

(1) Other income (expense), net consists primarily of losses on the sale of businesses, gains or losses on the sale of assets, restructuring charges, and foreign currency gains or losses.
(2) Actual per share data has not been presented for periods prior to the second quarter of fiscal 2002 since the businesses that comprise Acuity Brands were wholly owned subsidiaries of National Service Industries, Inc. during those periods.
Additionally, public trading of the Acuity Brands shares did not commence until December 3, 2001; therefore, no historical market share prices exist for the calculation of the potential dilutive effect of stock options for the periods prior to the second quarter of fiscal year 2002.  As a result, pro forma diluted earnings per share is not presented for those periods.

                                                  ACUITY BRANDS, INC.

                                      CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

                                   AUGUST 31     AUGUST 31                                                AUGUST 31       AUGUST 31
(Amounts in thousands, except        2002         2001 (3)                                                   2002            2001
per-share data)
--------------------------------------------------------------  --------------------------------------------------------------------
Assets                                                          Liabilities and Stockholders' Equity
Current Assets
  Cash and short-term investments $    2,694    $    8,006      Current Liabilities                      $  430,271      $  442,067
  Receivables, net                   322,735       296,900      Long-Term Debt, less current maturities     411,167         373,707
  Inventories                        216,942       210,783      Deferred Income Taxes                        23,480          31,759
  Other current assets                48,626        43,427      Other Long-Term Liabilities                  91,084          99,744
                                 -----------    ----------      Stockholders' Equity                        401,952         383,298
    Total Current Assets             590,997       559,116                                               ----------       ----------
                                                                                                         $1,357,954      $1,330,575
                                                                                                         ==========       ==========
Property,Plant,and Equipment,net     240,679       248,423      Current Ratio                                   1.4             1.3
Other Assets                         526,278       523,036      Percent of Debt to Total Capitalization       57.5%           61.4%
                                 -----------    ----------
  Total Assets                    $1,357,954    $1,330,575
                                 ===========    ==========

                                          CONDENSED CONSOLIDATED CASH FLOWS (Unaudited)

                                             YEAR ENDED                                              YEAR ENDED
                                             AUGUST 31                                                AUGUST 31
                                     ---------------------------------------------------------------------------------------
(Amounts in thousands)                  2002          2001                                         2002            2001
----------------------------------------------------------------------------------------------------------------------------
Cash Provided by (Used for):                                       Cash Provided by (Used for):
Operations-                                                        Financing-
  Net income                         $52,024           $40,503     Debt                            $(65,708)        $(28,751)
  Depreciation and amortization       49,494            62,911     Dividends                        (18,606)               -
  Other operating activities          40,482            79,001     Net activity with NSI            (18,633)        (103,386)
                                  -----------        ----------    Other financing activities           830                -
     Cash Provided by Operations     142,000           182,415                                    ----------      -----------
                                  -----------        ----------    Cash Used for Financing         (102,117)        (132,137)
                                                                                                  ----------      -----------
Investing-                                                         Effect of Exchange Rate on Cash     (147)             173
  Capital expenditures               (33,482)          (47,611)                                   ----------      -----------
  Acquisitions                       (24,765)                -
  Sale of assets                       8,358             3,469     Net Change in Cash                (5,312)           7,547
  Other investing activities           4,841             1,238     Cash at Beginning of Year          8,006              459
                                  -----------        ----------                                   ----------      -----------
    Cash Used for Investing         $(45,048)         $(42,904)    Cash at End of Period           $  2,694          $ 8,006
                                  -----------        ----------                                   ==========      ===========
(3) Certain prior period amounts have been reclassified to conform with the current year presentation.